Exhibit No. 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement Nos. 33-50543, 33-50617, 33-50715, 333-02571, 33-59926, 33-60314, 333-02575,
333-14209 and 333-30263 of Duke Energy Corporation on Form S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-29587, and 333-34655 of Duke Energy
Corporation on Form S-8 of our report dated February 13, 1998, appearing in this Form 10-K of Duke Energy Corporation for the year ended December 31, 1997.





                       /s/        DELOITTE & TOUCHE, LLP
                                      ----------------------------------------
Charlotte, North Carolina

March 27, 1998